EXHIBIT 4.2

AGREEMENT AND AMENDMENT NO. 1 TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

This AGREEMENT AND AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) dated as of May 31, 2005 (the “Effective Date”) is among Edge Petroleum Corporation, a Delaware corporation (“Parent”), Edge Petroleum Exploration Company, a Delaware corporation (“Edge Exploration”), Edge Petroleum Operating Company, Inc., a Texas corporation (“Edge Operating”) Miller Exploration Company, a Delaware corporation (“Miller Exploration”), and Miller Oil Corporation, a Michigan corporation (“Miller Operating”, and together with the Parent, Edge Exploration, Edge Operating and Miller Exploration referred to collectively as the “Borrowers”), the lenders party to the Credit Agreement (as defined below) from time to time (the “Lenders”), and Union Bank of California, N.A., as agent for the Lenders (“Agent”).

RECITALS

A.                                   The Borrowers, the Lenders and the Agent are parties to the Third Amended and Restated Credit Agreement dated as of December 31, 2003 (the “Credit Agreement”; the defined terms of which are used herein otherwise defined herein).

B.                                     The Borrowers, the Lenders and the Agent wish to, subject to the terms and conditions of this Agreement:  (1) increase the Borrowing Base, (2) extend the maturity date and (3) make such other amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

Section 1.                                          Defined Terms; Other Definitional Provisions.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

Section 2.                                          Increase in Borrowing Base.  The Borrowing Base shall, effective as of the Effective Date, be increased from $65,000,000.00 to $70,000,000.00.  Such new Borrowing Base shall remain in effect at that level until the Borrowing Base is redetermined in accordance with the terms of the Credit Agreement.

Section 3.                                          Amendments to the Credit Agreement.

(a)                                  Section 1.2 of the Credit Agreement is hereby amended by replacing the definitions of “Applicable Margin” and “Final Maturity Date” in their entirety with the following, respectively:

“Applicable Margin” shall mean, at any time, the rate per annum set forth in the pricing grid below based on the relevant Utilization Level applicable at such time.  The Applicable Margin for any Loan shall change when and as the relevant Utilization Level changes.

Utilization Level	LIBO Rate Loan	Base Rate Loan	Commitment Fee
Utilization Level is equal to or less than 50%.	1.750%	0.000%	0.500%
Utilization Level is greater than 50% but less than or equal to 75%.	1.875%	0.125%	0.375%
Utilization Level is greater than 75%.	2.125%	0.250%	0.250%

“Final Maturity Date” shall mean December 31, 2007.

(b)                                 Section 1.2 of the Credit Agreement is hereby further amended by inserting the following new definitions in alphabetical order:

“Commitment Fee Rate” means the per annum commitment fee rate set forth on the Pricing Grid applicable from time to time.  The Commitment Fee Rate shall change when and as the relevant Utilization Level changes.

“Utilization Level” shall mean the applicable category of pricing criteria contained in the definition of Applicable Margin, which is based on, at any time of its determination, the percentage obtained by dividing (a) the sum of the Loan Balance and the L/C Exposure at such time by (b) the lesser of (i) the aggregate Commitments and (ii) the Borrowing Base at such time.

(c)                                  Section 2.13 of the Credit Agreement is hereby amended by replacing the phrase “at the rate of .375% per annum” contained therein with “at a per annum rate equal to the Commitment Fee Rate.”

Section 4.                                          Representations and Warranties.  The Borrowers hereby represent and warrant that:  (a)  except for such representations which are made only as of a prior date, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all respects as of the Effective Date as if made on and as of such date; (b) the execution, delivery and performance of this Agreement and any Loan

Documents executed and delivered in connection with this Agreement are within the corporate power and authority of each Borrower and have been duly authorized by appropriate corporate action and proceedings; (c) this Agreement and the Loan Documents executed in connection with this Agreement constitute legal, valid, and binding obligations of the Borrowers party hereto and thereto, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and (d) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and such other Loan Documents.

Section 5.                                          Conditions.  This Agreement shall become effective and enforceable against the parties hereto, the Credit Agreement shall be amended as provided herein, and the Borrowing Base increase provided herein shall become effective upon the occurrence of the following conditions precedent on or before the Effective Date:

(a)                                  Agreement.  The Agent shall have received multiple original counterparts of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrowers, the Agent and the Lenders.

(b)                                 Other Instruments or Documents.  The Agent and the Lenders shall have received duly executed new Security Instruments and such other instruments, documents and attachments to existing Security Instruments as any of them may reasonably request.

(c)                                  No Default.  No Default shall have occurred and be continuing as of the Effective Date.

(d)                                 Fees.  The Borrowers shall have paid (i) a Borrowing Base increase fee in the amount of $25,000 as required under Section 2.15 of the Credit Agreement, and (ii) all fees and expenses of the Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

Section 6.                                          Miscellaneous.

(a)                                  Effect on Loan Documents.  Each of the Borrowers, the Lenders and the Agent does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect.  Nothing herein shall act as a waiver of any of the Agent’s or the Lender’s rights under the Loan Documents, as amended.  From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents, as amended hereby.  This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be an Event of Default under the Credit Agreement.

(b)                                 Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

(c)                                  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

(d)                                 Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

(e)                                  Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

[SIGNATURES BEGIN ON NEXT PAGE]

EXECUTED effective as of the date first above written.

BORROWERS:

EDGE PETROLEUM CORPORATION
EDGE PETROLEUM EXPLORATION COMPANY
EDGE PETROLEUM OPERATING COMPANY, INC.
MILLER OIL CORPORATION
MILLER EXPLORATION COMPANY

:	All by:	/S/ MICHAEL G. LONG
Michael G. Long, Chief Financial Officer

AGENT AND LENDERS:

UNION BANK OF CALIFORNIA, N.A., as
Agent and as a Lender

	By:	/S/ DAMIEN MEIBURGER
Damien Meiburger
Senior Vice President

BNP PARIBAS, as a Lender

	By:	/S/ DAVID DODD
	Name:	David Dodd
	Title:	DIRECTOR

By:	/S/ GABE ELLISOR
Name:	Gabe Ellisor
Title:	VICE PRESIDENT

Signature Page to Agreement and Amendment No. 1

(Edge Petroleum Corporation)